Exhibit 99.1

NeuroMetrix Reports Q4 and Full Year 2019 Financial Results

WOBURN, Mass., January 27, 2020 (Globe NewsWire) -- NeuroMetrix, Inc. (Nasdaq: NURO) today reported financial and business highlights for the quarter and year ended December 31, 2019.

The Company develops and commercializes diagnostic and therapeutic neurostimulation-based medical devices. The Company has three commercial products. DPNCheck® is a point-of-care diagnostic test for peripheral neuropathies including diabetic peripheral neuropathy (DPN). ADVANCE™ is a point-of-care diagnostic test primarily used for carpal tunnel syndrome. Quell® is a wearable neurostimulation device that is available over-the-counter for symptomatic relief of chronic pain.

Q4 2019 Highlights:

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DPNCheck posted Q4 2019 revenue of $0.9 million, an increase of 51% over the prior year quarter. The improvement came in the US Medicare Advantage market, which was consistent with strong performance of this segment throughout 2019. In the full year 2019, Medicare Advantage revenue growth was 25% over the prior year.

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The Company made important progress on its second generation DPNCheck system which is planned for commercial launch in Q4 2020. This product should position the DPNCheck business for long-term revenue growth.

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ADVANCE revenue was $280 thousand in Q4 2019, essentially flat with $300 thousand in the prior year quarter. The Company has not been actively marketing ADVANCE for the past five years but plans to evaluate renewed R&D and marketing investment given the ongoing market demand.

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Reflecting substantial reductions in 2019 advertising spending, Quell revenue decreased to $0.5 million in Q4 2019 from $2.8 million in the prior year quarter. The Company emphasized sales profitability over volume while further refining the commercial strategy.

•	The Company continued to provide engineering support for Quell technology as part of its collaboration with GlaxoSmithKline.

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The Company maintained its investment in the Quell clinical development program which is intended to support ongoing Quell promotion, expand the Quell chronic pain market and identify new clinical applications for Quell technology. Several clinical program announcements are expected during 2020.

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The Q4 2019 gross margin on product sales was $1.1 million, a 62.2% margin rate which was up 15 percentage points over the prior year quarter. The Q4 2019 net loss of $1.1 million was a 60% improvement over Q4 2018.

"Although we were disappointed by the overall drop in revenue from the year-ago period, we expected this outcome given our large reduction in operating expenses, attention to improved gross margins and overall focus on long term growth and profitability. We believe we made important progress against these objectives. We experienced strong demand for DPNCheck during the fourth quarter which is typically our slowest period. This momentum should carry into 2020 as new Medicare Advantage accounts come on board and we expect a rebound in international sales. Our enthusiasm for the DPNCheck business is reflected in our investment in the next generation device to be launched in late 2020,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Our Quell business is focused on cost-efficient advertising combined with an exclusively direct-to-consumer model via our QuellRelief.com website and exploration of new markets. We believe this technology is unique and represents an attractive long term opportunity for the Company. Finally, we are actively engaged with the Federal Trade Commission (FTC) to resolve the previously disclosed matter which is centered on earlier Quell advertising.”

Financials:

Regarding the fourth quarter 2019, total revenues were $1.7 million, down 54% from $3.7 million in the prior year period. Gross margin was $1.1 million versus $1.7 million in Q4 2018. The gross margin rate of 62.2% improved from 46.9% in Q4 2018. Operating expenses were $2.7 million, a reduction of $1.9 million from $4.6 million in Q4 2018. Collaboration income of $0.6 million was recognized in Q4 2019. Net loss was $1.1 million compared to $2.8 million in Q4 2018. Net cash usage from operations was $.7 million, a reduction from $2.7 million in Q4 2018. The Company ended the quarter with cash of $3.1 million.

Regarding the full year 2019, total revenues were $9.3 million, down from $16.1 million in 2018. Gross margin was $2.2 million after inventory-related write-downs of $2.6 million. 2018 gross margin was $7.4 million. Operating expenses were $13.8 million versus $19.7 million in 2018. Income from the GSK collaboration was $7.7 million in comparison with $12.3 million in 2018. Net loss was $3.8 million versus net income of $24 thousand in 2018.

Company to Host Live Conference Call and Webcast

NeuroMetrix will host a conference call at 8:00 a.m. Eastern today, January 27, 2020. The call may be accessed in the United States at 844-787-0799, international at 661-378-9630 using confirmation code 6728609. A replay will be available starting two hours after the call at 855-859-2056 United States and 404-537-3406 international using confirmation code 6728609. It will remain available for one week. The call will also be webcast and accessible at http://www.NeuroMetrix.com under "Investor Relations".

About NeuroMetrix

NeuroMetrix is a leading developer of diagnostic and therapeutic neurostimulation-based medical devices. DPNCheck® is a point-of-care diagnostic test for diabetic neuropathy, which is the most common long-term complication of Type 2 diabetes. ADVANCE™ is a point-of-care nerve conduction study that evaluates multiple nerves including the median nerve, which is affected in carpal tunnel syndrome. Quell® is a wearable neurostimulation device for symptomatic relief of chronic pain that is available over-the-counter. For more information, please visit NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products, and the final outcome of the ongoing Federal Trade Commission civil investigative demand enforcement action involving Quell. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
SVP and Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.
Statements of Operations
(Unaudited)

	Quarters Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenues	$1,706,903	$3,728,800	$9,272,522	$16,090,138

Cost of revenues	644,560	1,980,407	7,026,899	8,707,082

Gross profit	1,062,343	1,748,393	2,245,623	7,383,056

Operating expenses:
Research and development	736,836	1,059,697	3,101,976	5,134,592
Sales and marketing	708,212	2,658,820	4,755,168	9,698,753
General and administrative	1,276,258	851,012	5,923,190	4,841,278

Total operating expenses	2,721,306	4,569,529	13,780,334	19,674,623

Loss from operations	(1,658,963)	(2,821,136)	(11,534,711)	(12,291,567)

Other income:
Collaboration income	600,000	—	7,716,667	12,255,704
Other income	2,233	18,503	45,030	59,468

Total other income	602,233	18,503	7,761,697	12,315,172

Net income (loss)	$(1,056,730)	$(2,802,633)	$(3,773,014)	$23,605

Condensed Balance Sheets
(Unaudited)

	December 31, 2019	December 31, 2018

Cash and cash equivalents	$3,126,206	$6,780,429
Other current assets	2,304,608	4,805,736
Noncurrent assets	1,462,872	2,405,715
Total assets	$6,893,686	$13,991,880

Current liabilities	$3,446,778	$6,592,897
Lease Obligation, net of current portion	916,674	1,301,172
Stockholders’ equity	2,530,234	6,097,811
Total liabilities and stockholders’ equity	$6,893,686	$13,991,880